POWER OF ATTORNEY

Charles L. Gummer

Know all by these presents, that the undersigned

hereby constitutes and appoints each of Jon W.

Bilstrom, Nicole V. Gersch, Jessica M. Pfeiffer,

and Robert W. Spencer, Jr., signing singly, the

undersigned's true and lawful attorney-in-fact

to:

(1) execute for and on behalf of the undersigned,

in the undersigned's capacity as an officer and/or

director of Comerica Incorporated (the "Company"),

Forms 3, 4 and 5 in accordance with Section 16(a)

of the Securities Exchange Act of 1934 and the

rules thereunder;

(2) execute for and on behalf of the undersigned,

in the undersigned's capacity as an officer and/or

director of the Company, documents necessary to

facilitate the filing of Forms 3, 4 and 5;

(3) do and perform any and all acts for and on

behalf of the undersigned which may be necessary

or desirable to complete and execute any such Form

3, 4 or 5 and timely file such form with the

United States Securities and Exchange Commission

and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever

in connection with the foregoing which, in the

opinion of such attorney-in-fact, may be of benefit

to, in the best interest of, or legally required by,

the undersigned, it being understood that the

documents executed by such attorney-in-fact on

behalf of the undersigned pursuant to this Power

of Attorney shall be in such form and shall contain

such terms and conditions as such attorney-in-fact

may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-

in-fact full power and authority to do and perform

any and every act and thing whatsoever requisite,

necessary, or proper to be done in the exercise of

any of the rights and powers herein granted, as

fully to all intents and all purposes as the

undersigned might or could do if personally

present, with full power of substitution or

revocation, hereby ratifying and confirming all

that such attorney-in-fact, or such attorney-

in-fact's substitute or substitutes, shall

lawfully do or cause to be done by virtue of

this power of attorney and the rights and powers

herein granted.  The undersigned acknowledges

that the foregoing attorneys-in-fact, in serving

in such capacity at the request of the undersigned,

are not assuming, nor is the Company assuming,

any of the undersigned's responsibilities to

comply with Section 16 of the Securities

Exchange Act of 1934.

The termination of any attorney-in-fact's

employment by the Company, however caused, shall

operate as a termination of his or her powers

and authorities hereunder, but shall not affect

the powers and authorities herein granted to

any other party.

This Power of Attorney shall remain in full force

and effect until the undersigned is no longer

required to file Forms 3, 4 and 5 with respect

to the undersigned's holdings of and transactions

in securities issued by the Company, unless

earlier revoked by the undersigned in a signed

writing delivered to the foregoing attorneys-

in-fact at the then current mailing address of

the Corporate Legal Department of Comerica

Incorporated.

All Powers of Attorney previously granted in

connection with the foregoing matters hereby

are canceled and revoked.

IN WITNESS WHEREOF, the undersigned has caused

this Power of Attorney to be executed and made

effective as of this 25th day of July, 2006.

/s/ Charles L. Gummer

Charles L. Gummer